United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2009

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2009, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) executed the First Amendment, dated March 16, 2009, to that certain Amended and Restated Employment Agreement dated as of December 31, 2008, between the Company and Mark L. Yoseloff.

In addition to Dr. Yoseloff’s part-time employment with the Company, he will provide the Company with specific product strategy and development services for a one year term commencing on March 16, 2009 and expiring on March 15, 2010.  Dr. Yoseloff will be compensated $6,000 per month, for this one year term, in consideration for his unique contribution and knowledge to support the Company’s product strategy and development within the Corporate Products Group.

The First Amendment to the Amended and Restated Employment Agreement for Dr. Yoseloff is furnished as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to the Amended and Restated Employment Agreement, by and between Shuffle Master, Inc. and Mark L. Yoseloff

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: April 15, 2009

/s/ TIMOTHY J. PARROTT
Timothy J. Parrott
Chief Executive Officer